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                                                                    EXHIBIT 3(a)


                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           SOUTH JERSEY GAS COMPANY

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                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           SOUTH JERSEY GAS COMPANY

To:  THE SECRETARY OF STATE

     State of New Jersey

    Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

    FIRST:  The name of the corporation is SOUTH JERSEY GAS COMPANY.

    SECOND:  The purpose or purposes for which the corporation is organized are:
The manufacture and sale of gas and the products thereof and other like articles.

    In furtherance, and not in limitation, of the powers hereinabove stated, and the general powers conferred by the laws of the State of New Jersey, it is hereby expressly provided that the corporation shall have also the following powers:

         (a) To buy, sell, use, or manufacture gas of any type or composition for fuel, heat, light and other purposes, and to manufacture, use, sell and lease gas and vapor manufacturing and consuming machines, merchandise and appliances; to buy, sell and refine oils, hydrocarbons, or other materials for the manufacture of gas or vapor, or for the production of heat and light; and to construct and maintain pipe lines, mains and conduits for the storage, transportation, distribution, and sale of any such gas, oil or other liquids.

         (b) To mine, dig for, drill, explore, or otherwise obtain from the earth, petroleum, rock or carbon oils, gas, natural gas and other mineral substances; to store, manufacture, refine, prepare for market, buy, sell and transport the same in the crude or refined condition; to acquire for these purposes gas and oil lands, lease-


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                                       2

holds, rights and other interests in real estate, to construct and maintain pipe lines, mains and conduits for the transportation of gas or oil for the use of the public generally or of said corporation; to lay, buy, lease, sell and operate pipes, pipe lines, storage tanks and underground storage areas to be used for the purpose of transporting and storing gas and oil, and of doing a general pipe line and storage business; to construct and maintain gas wells, oil wells and refineries, and to buy, sell and deal in gas, oil and mineral substances, and to carry on in connection with any or all of said purposes the business of buying and selling goods, wares and merchandise.

     (c) To manufacture, purchase or otherwise acquire, hold, own, sell, assign and transfer, invest, trade, deal in and deal with goods, wares and merchandise and property of every class and description.

     (d) To carry on any other business (whether manufacturing, commercial, or otherwise) which may, in the discretion of the directors seem advantageous and capable of being carried on in conjunction with the above or calculated directly or indirectly to enhance the value of the corporation's property or rights.

     (e) To acquire the good will, business, property and assets, and to assume or undertake the whole or any part of the liabilities of any person, firm, association, or corporation, and to pay for the same in cash, stock, bonds, debentures or other securities of this corporation, or otherwise, as the directors may determine.

     (f) To purchase or otherwise acquire and to hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock and bonds, debentures or other evidences of indebtedness created by any other corporation or corporations, domestic or foreign, and, while the holder thereof, to exercise all the rights and privileges of ownership, including the right to vote thereon.

     (g) To purchase or otherwise acquire, to hold, own, maintain, work, mine and develop, and to sell, convey, mortgage, lease or otherwise dispose of, without limit as to amount, within or without the State of New Jersey, real estate and real property, and any interest and rights therein.

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                                       3

          (h) To do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated, or incidental to the powers herein named, or which shall at any time appear conducive or expedient for the protection or benefit of the corporation.

     It is the intention that the objects, purposes and powers specified and clauses contained in this ARTICLE SECOND, shall be nowise limited or restricted by reference to or inference from the terms of any other clause of this or any other paragraph in this Restated Certificate of Incorporation, but that the objects, purposes and powers specified in each of the clauses of this paragraph shall be regarded as independent objects, purposes and powers.

     THIRD: The authorized capital stock of the corporation is four million ninety-six thousand four hundred (4,096,400) shares, of which ninety-six thousand four hundred (96,400) shares are Cumulative Preferred Stock of the par value of one hundred dollars ($100) per share (hereinafter called "Preferred Stock"), and four million shares (4,000,000) are Common Stock of the par value of two dollars and fifty cents ($2.50) per share.

     The designations, preferences, relative, participating, optional and other special rights, qualifications, limitations and restrictions of the shares of the capital stock of this corporation shall be as follows or as determined in accordance with the following provisions:

                        Division A--The Preferred Stock

Section 1. Issue in Series.

     (A) The corporation may, by resolution of its Board of Directors at any time or from time to time, within the then total authorized amount of the Preferred Stock, create an issue one or more series of the Preferred Stock and fix the designations, descriptions and terms of any such series in the respects in which the shares thereof may vary from the shares of other series of the Preferred Stock as hereinafter provided, fix the authorized amount of any series and increase or

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                                       4

decrease such authorized amount from time to time, and establish or re-establish any unissued shares of the Preferred Stock as shares of any series or as authorized Preferred Stock which is not part of an existing series.

        (B) The shares of the Preferred Stock may be divided into and issued in series, from time to time, as herein provided, each of such series to be distinctively designated. All shares of the Preferred Stock of all series shall be of equal rank and all shares of any particular series of the Preferred Stock shall be identical except as to the date or dates from which dividends thereon shall be cumulative as provided in Section 2 of this Division A. The shares of the Preferred Stock of different series, subject to any applicable provision of law, may vary as to the following terms, which shall be fixed in the case of each series, at any time prior to the issuance of the shares thereof, in the resolutions of the Board of Directors providing for the creation of such series:

            (i) The annual dividend rate (within such limits as shall be permitted by law) for the particular series and the date from which dividends shall be initially cumulative on all shares of such series;

            (ii) The terms, including the redemption price or prices, on which the particular series may be redeemed;

            (iii) The amount or amounts per share for the particular series payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, which may be different for voluntary and involuntary liquidation, dissolution or winding up;

            (iv) The terms and amount of the sinking fund or purchase fund, if any, provided for the redemption or purchase of shares of the particular series; and

            (v) The terms and conditions, if any, upon which the holders of any shares of a particular series may convert such shares into capital stock of the corporation of any other class or classes or of any one or more series of the same class or of another class or classes.
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Section 2. Dividends and Restrictions Thereon.

        (A) The holders of each series of the Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential dividends, at the annual dividend rate for the particular series fixed therefor, and no more, as herein provided, payable quarterly on the first days of January, April, July and October in each year, to shareholders of record on the respective dates, not exceeding forty (40) days preceding such dividend payment dates, fixed for the purpose by the Board of Directors. No dividends shall be declared on any series of the Preferred Stock in respect of any quarterly dividend period unless there shall likewise be declared on all shares of all series of Preferred Stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarterly dividend period, to the extent that such shares are entitled to receive dividends for such quarterly dividend period be issued.

        (B) If any dividends are declared or paid on the Preferred Stock in an amount less than the full cumulative dividends accrued or in arrears on all shares of Preferred Stock of all series outstanding, such amount shall be divided between the different series in proportion to the aggregate amounts which would be distributed to the Preferred Stock of each series if full cumulative dividends were declared and paid thereon. The amount of any deficiency for past dividend periods may be paid or declared and set apart at any time without reference to any quarterly dividend payment date. No accumulation of unpaid dividends on the Preferred Stock shall bear interest.

        (C) Dividends remaining unclaimed by the holders of shares of Preferred Stock for four and one-half (4 1/2) years after having been declared and made available for payment to such holders of Preferred

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                                       6


Stock shall revert to this corporation for its general corporate purposes and the obligation of this corporation to pay such dividends shall at that time cease and determine.

     (D) So long as any shares of the Preferred Stock shall be outstanding, this corporation shall not declare or pay any dividends on any shares of Common Stock or on any other class of stock ranking junior as to dividends to the Preferred Stock (other than dividends payable in stock ranking junior, as to dividends and assets in liquidation, to the Preferred Stock), or make any other distribution on any shares of such junior stock or make any expenditures for the purchase, redemption or other retirement for a consideration of shares of this corporation's stock of any class ranking junior as to assets in liquidation to the Preferred Stock (other than in exchange for, or from the proceeds of any substantially concurrent sale made of, other shares of stock of this corporation ranking junior to the Preferred Stock as to dividends and assets in liquidations), unless accrued dividends on all shares of the Preferred Stock for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current quarterly dividend period shall have been or concurrently shall be paid or declared and a sum sufficient for the payment thereof set apart.

     (E) So long as any shares of the Preferred Stock shall be outstanding, this corporation shall not declare or pay any dividends on any shares of Common Stock or any other class ranking junior as to dividends to the Preferred Stock (other than dividends payable in shares ranking junior, as to dividends and assets in liquidation, to the Preferred Stock) or make any other distribution on any shares of such junior stock, or make any expenditures for the purchase, redemption or other retirement for a consideration of shares of this corporation's stock of any class ranking junior as to assets in liquidation to the Preferred Stock (other than in exchange for, or from the proceeds of any substantially concurrent sale made of, other shares of stock of this corporation ranking junior to the Preferred Stock as to dividends and assets in liquidation), if the aggregate amount of all such dividends, distributions and expenditures paid or made by this corporation after December 31, 1964, would exceed the aggregate amount of this corporation's net income available for dividends on junior stock accumulated after December 31, 1964, by this corporation plus the sum of $1,000,000.


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Section 3.  Redemption and Repurchase of Preferred Stock.

     (A) The corporation may, at its option, expressed by resolution of its Board of Directors, at any time or from time to time, redeem the whole or any part of any series of the Preferred Stock which by its terms shall be redeemable at the redemption price fixed for such series. Notice of any proposed redemption of Preferred Stock shall be given by this corporation by mailing a copy of such notice, at least thirty (30) days but not more than ninety (90) days prior to the date fixed for such redemption, to holders of record of the Preferred Stock to be redeemed at their respective addresses then appearing on the books of the corporation. Any such redemption of shares of Preferred Stock shall be in such amount, at such place and by such method, whether by lot or pro rata, as shall from time to time be determined by resolution of the Board of Directors. On or after the date specified in such notice, each holder of shares of Preferred Stock called for redemption shall be entitled to receive, upon presentation and surrender at the place designated in such notice of the certificates for such shares of Preferred Stock held by him, the redemption price thereof. Such certificates shall, if required by the corporation, be properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank, and bear all necessary stock transfer tax stamps thereto affixed and cancelled.

     (B) On and after the date fixed for redemption, if notice is given as aforesaid, unless default is made by this corporation in providing funds sufficient for such redemption at the time and place specified for the payment thereof pursuant to such notice, all dividends on the shares called for redemption shall cease to accrue; and on and after such redemption date, unless default be made as aforesaid, or on and after the date of earlier deposit by this corporation, in trust for the benefit of the holders of the shares of Preferred Stock so called for redemption, of all funds necessary for such redemption with a bank or trust company doing business in Atlantic City, New Jersey or New York City, New York and having, according to its last published statement, capital, surplus and undivided profits aggregating at least $3,000,000 (provided, in the latter case, that such notice of redemption shall have been mailed to the holders of record of the shares of Preferred Stock to be redeemed or that the corporation shall have executed and delivered to the bank or trust company with












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                                       8

which such deposit of funds is made an instrument irrevocably authorizing it to mail such notice at this corporation's expense), all rights of the holders of the shares of Preferred Stock so called for redemption as shareholders of this corporation, except only the right to receive when due the redemption funds to which they are entitled without interest, shall cease and determine.

     (C) Any funds deposited with a bank or trust company for the redemption of shares of Preferred Stock, which shall remain unclaimed by the holders of such Preferred Stock at the end of four and one-half (4 1/2) years after the redemption date shall be paid over by such bank or trust company to this corporation and thereby revert to the general funds of this corporation, to be used by it for its general corporate purposes, and therefor such holders shall have no claim against such bank or trust company or this corporation thereof. Any interest which shall have been allowed by such bank or trust company on any funds deposited with a bank or trust company for the redemption of shares of Preferred Stock shall belong to this corporation and shall be paid to it from time to time.

     (D) Except as otherwise herein provided, the corporation may also from time to time purchase shares of Preferred Stock of any series for any sinking or purchase fund or otherwise at not exceeding the then applicable current redemption prices for such series, including accrued dividends thereon to the date of purchase, plus customary brokerage commissions.

     (E) If and so long as there are dividends in arrears on any shares of Preferred Stock of any series or a default exists in any sinking or purchase fund obligation provided for the benefit of any series of Preferred Stock, the corporation shall not redeem any shares of any series of Preferred Stock, unless in connection therewith all of the then outstanding Preferred Stock of all series is redeemed, or purchase any shares of any series of Preferred Stock unless an offer to purchase all of the then outstanding shares of Preferred Stock of all series is made to all of the holders thereof at the same percentage of the then applicable current redemption prices for each such series.

     (F) All or any shares of Preferred Stock at any time redeemed, purchased or acquired by the corporation may thereafter, in the discretion of the Board of Directors, be reissued or otherwise disposed


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of at any time or from time to time to the extent and in the manner permitted by law, subject, however, to the limitations herein contained, or imposed by action of the Board of Directors creating any series, upon the issue or reissue of shares of such series of Preferred Stock.

Section 4.  Liquidation Rights.

     Before any amount shall be paid to, or any assets distributed among, the holders of the Common Stock or of any other stock of the corporation ranking junior as to dividends or assets to the Preferred Stock upon any involuntary liquidation, dissolution or winding up of the corporation, and after paying or providing for the payment of all creditors of the corporation, the holders of all shares of each series of the Preferred Stock at the time outstanding shall be entitled to receive, for each share of each series thereof, the par value thereof together with accrued dividends, or, if such liquidation, dissolution or winding up shall have been voluntary, an amount per share equal to the then applicable current redemption price fixed for such series, including accrued dividends. No payments on account of such distributive amounts shall be made to the holders of shares of any series of the Preferred Stock unless there shall likewise be paid at the same time to the holders of shares of each other series of the Preferred Stock at the time outstanding like proportionate distributive amounts ratably, in proportion to the full distributive amounts to which they are respectively entitled as herein provided. If the assets of the corporation available for distribution to holders of Preferred Stock shall not be sufficient to make the full payment herein required, such assets shall be distributed to the holders of the shares of the respective series of Preferred Stock then outstanding, ratably, in proportion to the amounts payable on each share thereof, including accrued dividends. The holders of the Preferred Stock of any series shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the corporation other than the amounts referred to in this Section. Neither the consolidation nor merger of the corporation with or into any other corporation or corporations, nor the sale, conveyance, exchange or transfer by the corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the corporation for the purposes of this Section.
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Section 5.  Restrictions on Certain Corporate Action.

     (A) So long as any shares of Preferred Stock of any series are outstanding, the corporation shall not, without the consent (given in writing or by vote at a meeting duly called and held for that purpose in the manner prescribed by the by-laws of the corporation) of the holders of record of at least two-thirds in interest of the shares of Preferred Stock then outstanding (any consent so given to be binding upon subsequent holders of shares of Preferred Stock, whether theretofore or thereafter issued):

          (i) create or authorize or increase the authorized amount of any shares of any class of stock ranking prior to the Preferred Stock as to dividends or as to assets in liquidation, or create or authorize or increase the authorized amount of any security convertible into, or evidencing the right to purchase, shares of stock ranking prior to the Preferred Stock; or

          (ii) amend, alter, change or repeal any of the express terms of the Preferred Stock or of any series of Preferred Stock then outstanding in a manner prejudicial to the holders thereof, provided, however, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of shares of one or more, but not all, of the series of Preferred Stock at the time outstanding, such consent shall be required only from the holders of record of two-thirds in interest of the outstanding shares of any such series so affected; or

          (iii) sell, lease, transfer, convey or otherwise dispose of all or substantially all of the property or business of the corporation, unless such sale, lease, transfer, conveyance or other disposition shall have been required by order of a regulatory authority having jurisdiction in the premises, provided, however, that no consent of the holders of Preferred Stock shall be required under this provision in connection with the creation of, or amendment to, any mortgage or other encumbrance securing indebtedness upon any or all of the property of this corporation; or

          (iv) merge or consolidate with or into any other corporation or corporations, unless such merger or consolidation, or the issuance and assumption of all securities to be issued or assumed in



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     connection with any such merger or consolidation, shall have been ordered, approved, authorized or permitted by a regulatory authority having jurisdiction in the premises, provided, however, that no such consent of the holders of Preferred Stock shall be required in connection with the purchase or other acquisition by this corporation of franchises or assets of another corporation in any manner which does not involve a merger or consolidation or in connection with the merger into this corporation of another corporation, all of the stock and other securities of which are at the time owned by this corporation.

     (B) So long as any shares of Preferred Stock of any series are outstanding, the corporation shall not, without the consent (given in writing or by vote at a meeting duly called and held for that purpose in the manner prescribed by the by-laws of the corporation) of the holders of record of at least a majority in interest of the shares of Preferred Stock then outstanding (any consent so given to be binding upon subsequent holders of shares of Preferred Stock, whether theretofore or thereafter issued):

          (i) increase the total authorized amount of Preferred Stock or create or authorize or increase the authorized amount of any shares of any class of stock ranking on a parity with the Preferred Stock as to dividends or as to assets in liquidation, or create or authorize or increase the authorized amount of any security convertible into, or evidencing the right to purchase, shares of any such parity stock; or

          (ii) reclassify into Preferred Stock, or into a class ranking on a parity with the Preferred Stock as to dividends or as to assets in liquidation, any shares of any class of stock ranking junior as to dividends or assets to the Preferred Stock; or

          (iii) issue any shares of the Preferred Stock or issue any stock of any class ranking as to dividends or as to assets in liquidation on a parity with the Preferred Stock or dispose of any shares of Preferred Stock or of such parity stock previously reacquired, unless

               (a) the net income available for dividends on Preferred Stock, as defined herein, for a period of twelve (12) consecutive

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     calendar months within the fifteen (15) calendar months immediately preceding the calendar month within which such additional shares of stock are to be issued or disposed of, shall have been at least two and one-half (2 1/2) times the aggregate annual dividend requirements upon the entire amount of Preferred Stock and any stocks of this corporation of any class ranking as to dividends or assets in liquidation prior to or on a parity with the Preferred Stock to be outstanding after giving effect to the issuance or disposition of such additional shares,

          (b) the gross income available for payment of interest charges, as defined herein, for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month within which such additional shares of stock are to be issued or disposed of, shall have been at least one and one-half (1 1/2) times the sum of (1) the aggregate annual interest charges on all indebtedness of this corporation to be outstanding after giving effect to the issuance or disposition of such additional shares, and (2) the aggregate annual dividend requirements upon the entire amount of Preferred Stock and any stocks of this corporation of any class ranking as to dividends or assets in liquidation or prior to or on a parity with the Preferred Stock to be outstanding after giving effect to the issuance or disposition of such additional shares, and

          (c) the aggregate of the capital of this corporation applicable to all stock ranking as to dividends and assets in liquidation junior to the Preferred Stock, plus capital surplus and earned surplus of this corporation, including premiums on stock of this corporation of any class, shall be not less than the aggregate amount payable upon involuntary liquidation, dissolution or winding up of this corporation to the holders of shares of Preferred Stock and of stock ranking as to assets in liquidation prior to or on a parity with the Preferred Stock to be outstanding after giving effect to the issuance or disposition of such additional shares.

There shall be excluded from the foregoing computations (a) all indebtedness and all shares of stock which are to be retired in connection with



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                                      13

the issuance or disposition of such additional shares and (b) interest charges on all indebtedness and dividend requirements on all shares of stock which are to be retired in connection with the issuance or disposition of such additional shares. The gross income of any property acquired by this corporation during or after the period for which income is computed, or of any property which is to be acquired in connection with the issuance or disposition of any such additional shares, if capable of being separately determined or estimated, may be included on a pro forma basis in the foregoing computations; and the gross income of any property disposed of by this corporation during or after the period for which income is computed, if capable of being separately determined or estimated, shall be excluded on a pro forma basis in the foregoing computations.

        (C) No consent of the holders of the shares of any series of Preferred Stock shall be required in respect of any actions to be taken by this corporation hereinabove set forth in paragraphs (A) or (B) of this Section if irrevocable provision is contemporaneously made for the redemption or retirement of all shares of such series of Preferred Stock at the time outstanding, or if provision is made that the proposed action shall not be effective unless irrevocable provision is made for the prompt redemption or retirement of all shares of such series of Preferred Stock at the time outstanding or until all said shares shall have been purchased by the corporation.

Section 6. Voting Rights of Preferred Stock.

        (A) The holders of the Preferred Stock shall not be entitled to vote except

            (i) as provided in a resolution of the Board of Directors, or in any amendment thereto, creating and issuing one or more series of the Preferred Stock;

            (ii) as otherwise provided above in Section 5;

            (iii) as to matters for which a class vote of the shareholders of the corporation is required under the laws of the State of New Jersey; and
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         (iv) if and whenever dividends payable on any of the Preferred Stock shall be in arrears in an amount equivalent to or exceeding four (4) full quarterly dividends, the holders of the shares of Preferred Stock voting separately as a class shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors (the holders of the Common Stock voting separately as a class being entitled to elect the remaining directors), provided, however, that when all arrears in dividends on the Preferred Stock and the current dividend thereon shall have been paid or declared and a sum sufficient for the payment thereof set apart, all voting rights given by this clause (iv) shall be divested from the Preferred Stock (subject, however, to being at any time or from time to time similarly revived and divested) and provided further that, so long as the holders of Preferred Stock shall have the right to elect directors under the terms of this clause (iv), the number of directors constituting a full Board shall be an odd number fixed by the Board of Directors and stated in the notice of each meeting at which a full Board of Directors is to be elected.

     (B) Whenever, under the provisions of clause (iii) of paragraph (A) above, the rights of holders of the Preferred Stock to elect directors shall accrue or shall terminate, a proper officer of this corporation may, and within ten (10) days after delivery to this corporation at its principal office in the State of New Jersey of a request or requests to such effect signed by the holders of at least ten percent (10%) in interest of the outstanding shares of any class of stock entitled to vote shall, call a special meeting in accordance with the by-laws of this corporation of the holders of the class or classes of stock of this corporation entitled to vote, to be held within forty (40) days from the delivery of such request, for the purpose of electing a full Board of Directors to serve until the next annual meeting and until their respective successors shall be elected and shall qualify; provided, however, that if the annual meeting of shareholders for the election of directors is to be held within sixty
(60) days after the delivery of such request, the Board of Directors need not act thereon. If, at any meeting called as aforesaid or at any annual meeting of shareholders after accrual or termination of the right of holders of the Preferred Stock to elect directors as in clause (iii) of paragraph (A) above provided, any director shall not be re-elected,
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                                      15

his term of office shall end upon the election and qualification of his successor, notwithstanding that the term for which such director was originally elected shall not at the time have expired.

     (C) If, during any interval between annual meetings of shareholders for the election of directors while holders of the Preferred Stock shall be entitled to elect any director pursuant to clause (iii) of paragraph (A) above, the number of directors in office who have been elected by the holders of the Preferred Stock, or by the holders of the Common Stock, as the case may be, shall become less than the total number of directors subject to election by holders of shares of such class, whether by reason of resignation, death, or removal of any director or directors, or an increase in the total number of directors, the vacancy or vacancies shall be filled (i) by the remaining directors or director, if any, then in office who either were or was elected by the votes of shares of such class or succeeded to a vacancy originally filled by the votes of shares of such class or (ii), if there is no such director remaining in office, at a special meeting of holders of shares of such class which shall be called by a proper officer of this corporation to be held within forty (40) days after there shall have been delivered to this corporation at its principal office in the State of New Jersey a request or requests signed by the holders of at least ten percent (10%) in interest of the outstanding shares of such class.

     (D) Any director may be removed from office for cause, or without cause, by vote of the holders of a majority in interest of the shares of the class of stock which voted for his election (or for his predecessor in case such director was elected by directors). A special meeting of the holders of shares of any class may be called by a majority vote of the Board of Directors or by the President for the purpose of removing a director in accordance with the provisions of the preceding sentence, and shall be called within forty (40) days after there shall have been delivered to this corporation at its principal office in the State of New Jersey a request or requests to such effect signed by the holders of at least ten percent (10%) in interest of the outstanding shares of the class entitled to vote with respect to the removal of such director.

     (E) At all meetings of shareholders held for the purpose of electing directors during such time as the holders of the shares of the
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                                      16

     Preferred Stock shall have the special right, voting separately and as a class, to elect directors pursuant to clause (iii) of paragraph (A) above, the presence in person or by proxy of the holders of a majority in interest of the outstanding shares of the Common Stock shall be required to constitute a quorum of such class for the election of the directors which they are entitled to elect, and the presence in person or by proxy of the holders of a majority in interest of the outstanding shares of the Preferred Stock shall be required to constitute a quorum of such class for the election of the directors which they are entitled to elect; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting of directors by the other such class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and provided further that in the event such a quorum of the holders of the shares of the Common Stock is present but such a quorum of the holders of the shares of the Preferred Stock is not present then the election of the directors elected by the holders of the Common Stock shall not become effective and the directors so elected by the holders of the shares of the Common Stock shall not assume their offices and duties until the holders of the shares of the Preferred Stock, with such a quorum present, shall have elected the directors they shall be entitled to elect; and provided further, however, that in the absence of a quorum of the holders of stock of either such class, a majority in interest of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the requisite amount of holders of such class shall be present in person or by proxy, but such adjournment shall not be made beyond the date of the next annual meeting of the corporation or a special meeting in lieu thereof.

           (F) Whenever, under the provisions of this Restated Certificate of Incorporation, the right of the holders of Preferred Stock to elect directors shall accrue and be exercised, the amount of all dividends on the Preferred Stock which shall be in arrears shall be paid out of any assets of this corporation available therefor as soon as shall be reasonably practicable. Upon the termination of any such voting right entitling the holders of Preferred Stock to elect any director pursuant to clause (iii) of paragraph (A) above, upon the payment, or the declaration and setting apart for payment, of all dividends on the shares of the Preferred Stock in arrears, the terms of office of all persons who may have been elected directors of the corporation by vote of the holders of the shares of the Preferred Stock, as a class, pursuant to such voting right shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

     (G) Holders of Preferred Stock of any series and holders of stock of any other class shall not be entitled to receive notice of any meeting of holders of any class of stock at which they are not entitled to vote.

     (H) Each holder of Preferred Stock, as to all matters in respect of which such stock has voting power, is entitled to one vote for each share of stock standing in his name.

Section 7.  Preemptive Rights.

     No holder of shares of any series of the Preferred Stock of the corporation shall be entitled as of right to subscribe for, purchase, or receive any part of any new or additional issue of any stock of the corporation of any class, series, or kind, whatsoever, or any bonds, debentures or other securities convertible into any such stock, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

Section 8.  Definitions.

     (A) The term "gross income available for payment of interest charges" shall mean the total operating revenues of this corporation, less the total operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or undistributed income), and other appropriate items, including provision for maintenance, and provision for retirements, depreciation or obsolescence, plus or minus, as the case may be, any net non-operating income or deductions, but excluding any charges on account of interest on debt or on account of debt discount and expense, all to be determined in accordance with sound accounting practice. In determining such "gross income available for payment of interest charges", no deduction or adjustment shall be made for or in respect of (1) profits or losses from the sale, abandonment or other disposition of property properly carried in the plan or investment accounts of this corporation, or taxes paid on or in respect of any such profits, or (2) charges for the elimination or amortization of utility plant adjustment accounts or other intangibles.

     (B) The term "net income available for dividends on Preferred Stock" shall mean the total operating revenues of this corporation, less the total operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or undistributed income), interest charges, dividend requirements on any stock ranking prior as to dividends or assets in liquidation to the Preferred Stock and other appropriate items, including provision for maintenance, and provision for retirements, depreciation or obsolescence, and including charges for amortization of debt discount and expense, plus or minus, as the case may be, any net non-operating income or deductions, all to be determined in accordance with sound accounting practice. In determining such "net income available for dividends on Preferred Stock", no deduction or adjustment shall be made for or in respect of (1) expenses in connection with the issuance, redemption or retirement of any securities of this corporation, including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of this corporation, interest or dividends on the securities redeemed or retired from the date on which the funds required for retirement are deposited in trust for such purpose to the date of redemption or retirement, (2) profits or losses from the sale, abandonment or other disposition of property properly carried in the plant or investment accounts of this corporation, or taxes paid on or in respect of any such profits, (3) charges for the elimination or amortization of utility plant adjustment accounts or other intangibles, or
(4) any earned surplus adjustment (including tax adjustments) applicable to any period prior to January 1, 1965.

     (C) The term "net income available for dividends on junior stock" shall mean "net income available for dividends on Preferred Stock", as defined and determined above, less the sum of all dividends paid and all dividends accrued and unpaid on any outstanding Pre-ferred Stock and only other class of stock ranking on a parity with the Preferred Stock as to dividends.

    (D) The term "sound accounting practice" shall mean recognized principles of accounting practice followed by companies engaged in a business similar to that of this corporation, provided that any applicable rules, regulations or orders of any public regulatory authority having jurisdiction over the accounts of this corporation shall be controlling, except to the extent that this corporation, at that time, shall be contesting in good faith the validity or applicability to this corporation of any such rule, regulation or order,

    (E) The term "accrued dividends" means, in respect of each share of the Preferred Stock, that amount which shall be equal to simple interest upon the par value thereof at the annual dividend rate thereon and no more from the date upon which cumulative dividends on such share commence to accrue to the date fixed for payment of any amount to be distributed in liquidation or upon redemption less the aggregate amount of all dividends theretofore paid or declared and set apart for payment thereon.

                         DIVISION B--THE COMMON STOCK

Section 1.  Dividends.

    Out of any assets of this corporation legally available for dividends remaining after full cumulative dividends upon any shares of Preferred Stock and of any other class of stock ranking as to dividends prior to the Common Stock of the corporation then outstanding shall have been paid or declared and set apart for all past quarterly dividend periods and for the current quarterly dividend period, then and not otherwise, dividends may be paid upon the Common Stock to the exclusion of the Preferred Stock and any such other class of priority stock.

Section 2.  Liquidation Rights.

    In the event of any liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of all series of Preferred Stock and of any other class of stock ranking prior as to assets to the Common Stock the full preferential amounts, including accrued dividends, to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the corporation available for distribution to its shareholders. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the corporation or may sell, transfer, or otherwise dispose of all or any of the remaining property and assets of the corporation to any other corporation and receive payment therefor wholly or partly in cash or in stock or in obligations of such corporation and may sell all or any part of the consideration received therefor or distribute the same or the balance thereof in kind to the holders of the Common Stock.

Section 3.  Voting Rights.

    Subject to the voting rights expressly conferred upon the Preferred Stock under Division A of this ARTICLE THIRD and by law, the holders of the Common Stock shall possess exclusively full voting power for the election of directors and for all other purposes. At all elections of the directors of this corporation each holder of shares of Common Stock shall be entitled to as many votes as shall equal the number of his shares of Common Stock, multiplied by the number of directors to be elected by holders of Common Stock, and he may cast all of such votes for a single director, or may distribute them among the number to be voted for, or any two or more of them, as he may see fit. At any meeting of shareholders, at which any action is to be taken which requires the vote, assent or consent of the holders of record of two-thirds in interest of the outstanding shares of Common Stock, or which requires such assent or consent in writing to be filed, such action may be taken upon the vote, assent or consent of the holders of record of two-thirds in interest of the Common Stock present and voting at such meeting in person or proxy; provided that not less than a majority in interest of the shares of Common Stock then outstanding shall be present and voting at such meeting.

Section 4.  Preemptive Rights.

    No holder of shares of Common Stock of the corporation shall be entitled as of right to subscribe for, purchase, or receive any part of any new or additional issue of any stock of the corporation of any class, series, or kind, whatsoever, or any bonds, debentures, or other securities convertible into any such stock, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends or otherwise; provided, however, that the corporation shall not, without first offering the same to the holders of Common Stock then outstanding, issue for cash any shares of Common Stock or securities convertible into Common Stock unless (a) such shares of Common Stock or such convertible securities are securities offered publicly, or (b)

       (1) the sum of (i) the aggregate number of shares of Common Stock then being issued for cash or issued for cash during the 24 calendar months next preceding such then current issuance plus (ii) the maximum aggregate number of shares of Common Stock issued or issuable upon conversion of any convertible securities then being issued for cash or issued for cash during the 24 calendar months next preceding such then current issuance (excluding for purpose of this subparagraph (1) securities offered publicly)

would not exceed five percent (5%) of

       (2) the sum of (iii) the aggregate number of shares of Common Stock to be outstanding immediately after the issuance of the Common Stock or convertible securities then being issued for cash, plus (iv) the maximum aggregate number of shares of Common Stock issuable upon conversion of all convertible securities to be outstanding immediately after such then current issuance.

The term "securities offered publicly", as used in Section 4, shall mean shares of Common Stock, or securities (including bonds and debentures) convertible into Common Stock, which are sold by a public offering through competitive bidding or by an offering to or through underwriters or investment bankers who shall have agreed promptly to make a public offering thereof.

    Fourth: The address of the corporation's current registered office is Number One South Jersey Plaza, Route 54, Folsom, New Jersey 08037 and the name of the corporation's current registered agent at such address is E. S. Keepers, Jr.

        Fifth: The number of directors constituting the current Board of Directors of the corporation is nine (9); and the names and addresses of the directors constituting its Board are:

           Name                                        Address
           ----                                        -------
        Paul L. Aiken...................... 8700 Ventor Avenue
                                            Margate City, New Jersey 08406

        Edward O. Boshell.................. 322 River Drive
                                            Tequesta, Florida 33458

        Fred W. Dieffenbach................ 8 Woodhill Road
                                            Tenafly, New Jersey 07670

        William A. Gemmel.................. 235 E. Cambridge Avenue
                                            Linwood, New Jersey 08221

        H. Richard Heilman................. 1534 Mt. Pleasant Road
                                            Villanova, Pennsylvania 19085

        Elwood F. Kirkman.................. Flanders Hotel
                                            Ocean City, New Jersey 08226

        Al A. Lippe........................ 120 Cooper Drive
                                            Great Neck, Long Island 11023

        Clarence B. McCormick.............. 40 West Avenue
                                            Bridgeton, New Jersey 08302

        John M. Seabrook................... R.D.1
                                            Griscomb Road
                                            Salem, New Jersey 08079

        Dated this 18th day of February, 1971.

                                            South Jersey Gas Company

                                            By /s/ W.A. Gemmel
                                              ------------------------------
                                              W.A. Gemmel, President

[SEAL]

WITNESS:

/s/ E.S. Keepers, Jr.
-----------------------
E.S. Keepers, Jr.

State of New Jersey    }
                       }   ss.:
County of Atlantic     }


        BE IT REMEMBERED, that on this 18th day of February, 1971, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared E.S. Keepers, Jr., Secretary of South Jersey Gas Company, the corporation named in and which executed the foregoing certificate, who, being by me duly sworn according to law, does depose and say and make proof to my satisfaction that he is the Secretary of said corporation; that the seal affixed to said certificate is the corporate seal of said corporation, the same being well known to him; that it was affixed by order of said corporation; that W.A. Gemmel is the President of said corporation; that he saw the said W.A. Gemmel as such President sign said certificate and affix said seal thereto and deliver said certificate, and heard him declare that he signed, sealed and delivered such certificate as the voluntary act and deed of said corporation, by its order and by authority of its Board of Directors; and that the said E.S. Keepers, Jr., signed his name thereto at the same time as subscribing witness.


                                       /s/ E.S. Keepers Jr.
                                       ----------------------------------
                                           E.S. Keepers, Jr.

Subscribed and sworn to before  }
me the day and year aforesaid.  }

                                                        [Notarial Seal]

    [SIGNATURE APPEARS HERE]
-----------------------------------
   Notary Public of New Jersey

My commission expires: July 29, 1971

                   CERTIFICATE REQUIRED TO BE FILED WITH THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           SOUTH JERSEY GAS COMPANY


     Pursuant to the provisions of Section 14A:9-5(5), Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following certificate:

     FIRST:  The name of the corporation is SOUTH JERSEY GAS COMPANY.

     SECOND: The Restated Certificate of Incorporation was adopted on the 18th day of February, 1971.

     THIRD: This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     Dated this 18th day of February, 1971.

                                             SOUTH JERSEY GAS COMPANY

                                             By /s/ W.A. Gemmel
                                                -------------------------------
                                                    W.A. Gemmel, President






ENDORSED
FILED AND RECORDED

   JUL 26 1971

 PAUL J. SHERWIN
Secretary of State

                    [STATE SEAL OF NEW JERSEY APPEARS HERE]

                        I, the Secretary of State of the State of New Jersey, do hereby Certify that the foregoing is a true copy of a Restated Certificate of Incorporation of SOUTH JERSEY GAS COMPANY



______________________________and the endorsements thereon, as the same is taken from and compared with the original filed in my office on the 26th day of July A.D. 1971 , and now remaining on file and of record therein.
                        In Testimony Whereof, I have hereunto set my hand and
[SEAL OF SECRETARY      affixed my Official Seal at Trenton, this 26th day of
 OF STATE OF NEW        July A.D. 1971
 JERSEY APPEARS
 HERE]

                                             /s/ Paul J. Sherwin
                                        ----------------------------------------
                                                              Secretary of State

                                   AFFIDAVIT


County of Mercer

State of New Jersey



     The undersigned, Stuart T. Saunders, Jr., being duly sworn, does hereby depose and say that he is counsel to SOUTH JERSEY GAS COMPANY ("Gas Company") and that as such counsel he does depose and say that it was necessary to correct Article Third of Gas Company's Restated Certificate of Incorporation, dated February 18, 1971, due to an error contained therein with respect to Gas Company's authorized capital.



Dated:  July 26, 1971                   /s/ Stuart T. Saunders, Jr.
                                        --------------------------------------
                                        Stuart T. Saunders, Jr.
                                        Attorney for South Jersey Gas Company






Sworn to and subscribed to before me

this 26th day of July, 1971.



                                        /s/ Joseph A. Gervasio
                                        --------------------------------------
                                                     Notary Public


My Commission Expires:

          JOSEPH A. GERVASIO
         NOTARY PUBLIC OF N.J.
  My Commission Expires Sept. 2, 1974

                           CERTIFICATE OF AMENDMENT
                                      TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           SOUTH JERSEY GAS COMPANY


To:  The Secretary of State
     State of New Jersey


          Pursuant to the provisions of Section 14A:7-2(4), Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby amends its Restated Certificate of Incorporation to add as a part of such Restated Certificate the resolutions referred to in subparagraph (b) below:

          (a)  The name of the corporation is SOUTH JERSEY GAS COMPANY;

          (b) A copy of the resolutions of the Company's board of directors, as required by Subsection 14A:7-2(3), Corporations, General, of the New Jersey Statutes, is attached hereto and is entitled "RESTATED CERTIFICATE SETTING
FORTH THE DESIGNATION, DESCRIPTION AND TERMS OF CUMULATIVE PREFERRED STOCK, SERIES A";

          (c) Such resolutions were duly adopted by the Company's board of directors on July 7, 1965 and such resolutions were duly amended by the Company's board of directors on November 20, 1969; and

          (d) The Company's Restated Certificate of Incorporation is amended so that the designation and number of shares of the class and series of the Company's preferred stock acted upon in the attached resolutions, and the relative rights, preferences and limitations of the Company's Cumulative Preferred Stock, Series A, are as stated in the attached resolutions.

          IN WITNESS WHEREOF, South Jersey Gas Company has caused this Certificate of Amendment to be signed on its behalf by its President and its corporate seal to be affixed and attested by its Secretary this 3rd day of April 1972.


[Corporate Seal]                       SOUTH JERSEY GAS COMPANY



                                       By /s/ W. A. Gemmel
                                         ------------------------
                                          W. A. Gommel, President

Attest:

/s/ E. S. Keepers, Jr.
Secretary

                                ACKNOWLEDGEMENT



STATE OF NEW JERSEY
                     ss.:
COUNTY OF ATLANTIC


        BE IT REMEMBERED, that on this 3rd day of April 1972, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared
E. S. Keepers. Jr., Secretary of South Jersey Gas Company, the corporation named in and which executed the foregoing Certificate of Amendment, who, being by me duly sworn according to law, does depose and say and make proof to my satisfaction that he is the Secretary of said corporation; that the seal affixed to said certificate is the corporate seal of said corporation, the same being well known to him; that it was affixed by order of said corporation; that W.A. Gemmel is the President of said corporation; that he saw the said W. A. Gemmel as such President sign said certificate and affix said seal thereto and deliver said certificate, and heard him declare that he signed, sealed and delivered such certificate as the voluntary act and deed of said corporation, by its order and by authority of its Board of Directors; and that the said E. S. Keepers, Jr., signed his name thereto at the same time as subscribing witness.



                                                /s/ E. S. Keepers, Jr.
                                                ..............................
                                                E. S. Keepers, Jr.

Subscribed and sworn to before
  me the day and year aforesaid.

    [SIGNATURE APPEARS HERE]
   Notary Public of New Jersey

  My commission expires July 29, 1976

                           SOUTH JERSEY GAS COMPANY

                                  -----------

                RESTATED CERTIFICATE SETTING FORTH THE DESIGNA-
                  TION.  DESCRIPTION AND TERMS OF CUMULATIVE
                           PREFERRED STOCK SERIES A.

      Pursuant to the Provisions of Section 14:7-2 of the Earned Statutes
                          of the State of New Jersey

                                  -----------


        SOUTH JERSEY Gas Company, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the "Corporation") and being a public utility corporation as defined by Section 48:2-13 of the Revised Statutes of New Jersey by its President and Secretary DOES HEREBY CERTIFY THAT:

        The following resolutions were duly adopted by the Board of Directors of the corporation, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation, as amended, at a meeting of said Board, duly convened and held on the 7th day of July 1965, at which meeting a quorum for the transaction of business was present and acting throughout; and that such resolutions have been since duly amended by the Board of Directors at a meeting of said Board, duly convened and held on the 20th day of November, 1969, at which meeting a quorum for the transaction of business was present and acting throughout:

                RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of this corporation by the Certificate of Incorporation as amended, the Board of Directors does hereby establish a series of the Cumulative Preferred Stock, $100 par value, of the corporation consisting of 30,000 shares of the presently authorized shares of Cumulative Preferred Stock, which shall be designated as "Cumulative Preferred Stock, Series A" (hereinafter called the "Series A Preferred Stock"); and

                FURTHER RESOLVED, that the designation, description and terms for the Series A Preferred Stock in respect of which the shares of such series may vary from shares of other series of Cumulative Preferred Stock shall be as follows:

           (a) Dividends. The annual dividend rate for such series shall be 4.70% per annum; and the date from which such dividends shall be cumulative shall be the date of original issue of such shares.

           (b) Redemption. The redemption prices for Series A Preferred Stock shall be as follows:

           If redeemed on or before January 1, 1975--$104.70 per share; if redeemed thereafter and on or before January 1, 1980--$102.85 per share; if redeemed thereafter, $101.50 per share; together with, in each case, an amount equal to dividends (whether or not earned or declared) accrued and unpaid to the date of redemption. The shares of Series A Preferred Stock shall not be redeemable prior to January 1, 1970, directly or indirectly, as part of, out of the proceeds of, or in anticipation of, the incurring of debt or the issuance of shares of Cumulative Preferred Stock or other stock ranking prior thereto or on a parity therewith if such debt has an interest rate or cost to the corporation or such shares have a dividend rate or cost to the corporation, calculated in accordance with generally accepted financial practice, of less than 4.70% per annum.

           In the event the Corporation shall elect to redeem less than all of the outstanding shares of Series A Preferred Stock, the particular shares to be redeemed shall be selected in the following manner:

              (i) The corporation shall first allocate the number of shares to be redeemed between (1) all shares then held by Original Holders (as hereinafter defined) and (2) all shares then held by persons other than Original Holders, in proportion, as nearly as may be, to the aggregate number of shares held by said Original Holders and the aggregate number of shares held by said other persons.

              (ii) The corporation shall then designate for redemption (1) on a pro rata basis among all Original Holders, on the basis of the proportion which the number of shares of Series A

  Preferred Stock initially issued to each Original Holder bears to the aggregate number of shares of Series A Preferred Stock initially issued by the corporation, the aggregate number of shares allocated to the Original Holders pursuant to (i) above and (2) in such manner as the Board of Directors may determine, whether by lot or otherwise, shares held by persons other than Original Holders in an aggregate amount equal to the number of shares allocated to the aggregate number of shares held by such persons pursuant to
  (i) above. Fractional shares resulting from such method of selection may be disregarded or adjusted to the nearest whole share at the discretion of the Corporation.

    (c) Liquidation. The amounts payable on the shares of Series A Preferred Stock in the event of any liquidation, dissolution or winding up of the corporation shall be as to any such share (i) in the event of voluntary liquidation, dissolution or winding up, the current redemption price; and
(ii) in the event of involuntary liquidation, dissolution or winding up, the sum of $100; together with in each case an amount equal to dividends (whether or not earned or declared) accrued and unpaid thereon.

    (d) Purchase Fund. So long as any of the shares of Series A Preferred Stock created by these resolutions shall be outstanding, as and for a Purchase Fund for the retirement of shares of such series, the Corporation shall, except as hereinafter provided, between May 1 and May 10 in each year commencing 1968, offer to purchase on the next ensuing June 15th, 900 shares of such Series A Preferred Stock at the par value thereof together with accrued dividends to the date of purchase. Such offer shall state that it is made pursuant to the Purchase Fund for the retirement of Series A Preferred Stock and shall contain a brief summary of the terms upon which tenders will be accepted, as herein provided, including a statement that all tenders of shares for sale in response to the offer may be accepted in part, as herein provided. Tenders pursuant to any such offer must be made in a writing received by the corporation at least five business days before the next ensuing June 15th. The corporation may require, and in such event the notice of the corporation's offer to purchase shares shall so specify, that all tenders of shares of Series A Preferred Stock shall be accompanied by the certificates for the shares tendered, together with evidence, satisfactory to the corporation, of the right of the holders thereof to sell the same to the corporation.

        If the aggregate number of shares of Series A Preferred Stock tendered for sale in any year equals or exceeds 900 shares, the corporation shall allocate its purchases among the holders of the shares so tendered as nearly as possible on a pro rata basis, on the basis of the total number of shares of Series A Preferred Stock owned of record at the close of business on the previous June 1 by the several shareholders tendering shares; provided, however, that so long as an Original Holder of Series A Preferred Stock shall hold all of the shares of such Series A Preferred Stock initially issued to such Original Holder (other than shares which have theretofore been redeemed by the corporation or purchased by the corporation pursuant to the Purchase Fund) the number of shares of Series A Preferred Stock to be allocated by the corporation to such Original Holder in any year shall be that number of shares which bears the same ratio to 900 as the number of shares initially issued to such Original Holder bears to 30,000. If, by reason of the allocation of purchases among Original Holders and other holders of Series A Preferred Stock on the foregoing basis, the number of shares to be purchased by the corporation would not equal 900, the balance of the purchasees by the corporation shall be allocated among all of the several holders tendering shares, including Original Holders, on the basis of their actual holdings as of such June 1.

        If the aggregate number of shares tendered for sale as aforesaid in any year is less than 900 shares, the corporation's obligation in respect of such Purchase Fund for such year shall be discharged by the purchase of the shares tendered, and the fact that the remainder of the 900 shares are not tendered or purchased shall not increase the number of shares of Series A Preferred Stock to be purchased in subsequent years.

        The corporation shall not make any offer to purchase shares of Series A Preferred Stock pursuant to the Purchase Fund at any time when dividends are in arrears on any shares of Cumulative Preferred Stock. If in any year the full purchase obliga-tion of the corporation shall not have been satisfied by the making and carrying out of a purchase offer, any deficiency in the satisfaction of the corporation's obligations under the Purchase Fund shall be made good, in the manner hereinafter in this paragraph set forth, before any dividends shall be paid on, or declared and set apart for, any shares of Common Stock of the corporation or any shares of any class of stock ranking junior to the Cumulative Preferred Stock or before any sums shall be applied to the purchase, redemption or other retirement of the Common Stock or any shares of any class of stock ranking junior to the Cumulative Preferred Stock. The obligation of the corporation to offer to purchase 900 shares of Series A Preferred Stock in each year shall be cumulative, and, if the corporation shall not offer to purchase such 900 shares of Series A Preferred Stock in any year by reason of an arrearage of dividends, it shall make a special purchase offer to purchase such shares promptly after all dividends on shares shall have been paid, or declared and funds sufficient for the payment thereof set apart. Such special purchase offer shall state that the corporation will purchase such shares on a date forty-five days after the date of such special purchase offer at the par value thereof, plus accrued dividends thereon to the date of purchase, and shall otherwise be upon the same terms and conditions and shall contain the same statements hereinabove in this paragraph (d) provided in respect of other offers made pursuant to the Purchase Fund.

        (e) Conversion Privileges. Shares of the Series A Preferred Stock shall not be convertible into capital stock of the corporation of any other class or classes of any one or more series of the same class or of another class or classes.

        (f) Cancellation of Shares. All shares of Series A Preferred Stock at any time redeemed pursuant to paragraph (b) hereof or purchased by the corporation pursuant to the Purchase Fund as set forth in paragraph (d) hereof shall forthwith be retired and cancelled, and may not be reissued.

        (g) Definition of Original Holder. For the purposes of paragraphs (b) and (d) hereof, the term "Original Holder" shall mean each person in whose name shares of Series A Preferred

--------------------------------------------------------------------------------

        Stock shall have been initially registered on the original issuance thereof and shall have remained so registered (registration or re-registration in the name of such nominee's principal and certificates representing shares of Series A Preferred Stock issued in exchange for other certificates for shares of Series A Preferred Stock and registered in the same or a nominee's name being deemed shares of Series A Preferred Stock which shall have remained registered in the name of the Original Holder thereof).

             (h) Voting Rights. The holders of Series A Preferred Stock shall be entitled to vote share for share with the holders of the Common Stock in all matters requiring the vote of shareholders of the Corporation except as otherwise provided in Article Third of the Corporation's Restated Certificate of Incorporation as amended.

     IN WITNESS WHEREOF, South Jersey Gas Company has caused this Certificate to be signed on its behalf by its President and its corporate seal to be affixed and attested by its Secretary this 1st day of March, 1972.

[Corporate Seal]                    South Jersey Gas Company



                                    /s/ W. A. Gemmel
                                    By  W. A. Gemmel
                                                President

Attest:

    /s/ E. S. Keepers, Jr.
        E. S. Keepers, Jr.
                     Secretary

                   ++
State of New Jersey +
                     +  ss:
County of Atlanta   +
                   ++


     BE IT REMEMBERED, that on this 24 day of March, 1972, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared E.S. Keepers, Jr., Secretary of South Jersey Gas Company, the corporation named in and which executed the foregoing certificate, who, being by me duly sworn according to law, does depose and say and make proof to my satisfaction that he is the Secretary of said corporation, that the seal affixed to said certificate is the corporate seal of said corporation, the same being well known to him; that it was affixed by order of said corporation; that W.A. Gemmel is the President of said corporation; that he saw the said W.A. Gemmel as such President sign said certificate and affix said seal thereto and deliver said certificate, and heard him declare that he signed, sealed and delivered such certificate as the voluntary act and deed of said corporation, by its order and by authority of its Board of Directors; and that the said E.S. Keepers, Jr. signed his name thereto at the same time as subscribing witness.

                                                /s/ E.S. Keepers, Jr.
                                             -------------------------------
                                                    E.S. Keepers, Jr.

                              ++
Subscribed and sworn to before +
 me the day and year aforesaid.+
                              ++

     /s/ signature appears here
     Notary Public of New Jersey

   My commission expires July 29, 1976

                           SOUTH JERSEY GAS COMPANY

                                  ----------

                  CERTIFICATE SETTING FORTH THE DESIGNATION,
                      DESCRIPTION AND TERMS OF CUMULATIVE
                           PREFERRED STOCK, SERIES B

             Pursuant to the Provisions of Section 14A:7-2 of the
                      New Jersey Business Corporation Act

                                  ----------

     SOUTH JERSEY Gas Company, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the "Corporation") and being a public utility corporation as defined by Section 48:2-13 of the Revised Statutes of New Jersey by its President and Secretary DOES HEREBY CERTIFY that:

     The Board of Directors of the Corporation, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation, as amended and restated, has at a meeting of said Board, duly convened and held on June 22, 1972 at which meeting a quorum for the transaction of business was present and acting throughout, duly adopted the following resolutions:

          RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of this Corporation by the Certificate of Incorporation, as amended and restated, the Board of Directors does hereby establish a series of the Cumulative Preferred Stock, $100 par value, of the Corporation consisting of 50,000 shares of the presently authorized shares of Cumulative Preferred Stock, which shall be designated as "Cumulative Preferred Stock, Series B" (hereinafter called the "Series B Preferred Stock"); and

          FURTHER RESOLVED, that the designation, description and terms for the Series B Preferred Stock in respect of which the shares of such series may vary from shares of other series of Cumulative Preferred Stock shall be as follows:

               (a) Dividends. The annual dividend rate for such series shall be 8% per annum; and the date from which such dividends shall be payable and cumulative shall be the date of original issue of such shares.

     (b) Redemption. The redemption prices for Series B Preferred Stock shall be as follows:

     If redeemed on or before June 1, 1977--$108.00 per share; if redeemed thereafter and on or before June 1, 1980--$106.67 per share; if redeemed thereafter and on or before June 1, 1983--$105.33 per share; if redeemed thereafter and on or before June 1, 1986--$104.00 per share; if redeemed thereafter and on or before June 1, 1989--$102.67 per share; if redeemed thereafter and on or before June 1, 1992--$101.33 per share; if redeemed thereafter, $100.00 per share; together with, in each case, an amount equal to dividends (whether or not earned or declared) accrued and unpaid to the date of redemption. Notwithstanding the foregoing provisions of this paragraph (b), the shares of Series B Preferred Stock shall not be redeemable prior to June 1, 1977, directly or indirectly, as part of, out of the proceeds of, or in anticipation of, the incurring of debt or the issuance of shares of Cumulative Preferred Stock or other stock ranking prior thereto or on a parity therewith if such debt has an interest rate or cost to the Corporation or such shares have a dividend rate or cost to the Corporation, calculated in accordance with generally accepted financial practice, of less than 8% per annum; and if thereafter and on or before June 1, 1982, the Corporation shall so redeem Series B Preferred Stock, the redemption price shall be $112.00 per share, together with an amount equal to dividends (whether or not earned or declared) accrued and unpaid to the date of redemption.

     In the event the Corporation shall elect to redeem less than all of the outstanding shares of Series B Preferred Stock, the particular shares to be redeemed shall be selected on a pro rata basis or by lot in such manner as the Board of Directors may determine. Fractional shares resulting from such method of selection may be disregarded or adjusted to the nearest whole share at the discretion of the Corporation.

     (c) Liquidation. The amounts payable on the shares of Series B Preferred Stock in the event of any liquidation, dissolution or winding up of the Corporation shall be as to any such share (i) in the event of voluntary liquidation, dissolution or winding up, the current redemption price; and (ii) in the event of involuntary liquidation, dissolution or winding up, the sum of $100; together with in each case an amount equal to dividends (whether or not earned or declared) accrued and unpaid thereon.

          (d) Purchase Fund. So long as any of the shares of Series B Preferred Stock created by these resolutions shall be outstanding, as and for a Purchase Fund for the retirement of shares of such series, the Corporation shall, except as hereinafter provided, between April 15 and April 30 in each year commencing 1975, offer to purchase on the next ensuing July 1, 1500 shares of such Series B Preferred Stock at the par value thereof together with accrued dividends to the date of purchase. Such offer shall state it is made pursuant to the Purchase Fund for the retirement of Series B Preferred Stock and shall contain a brief summary of the terms upon which tenders will be accepted, as herein provided, including a statement that all tenders of shares for sale in response to the offer may be accepted in part, as herein provided. Tenders pursuant to any such offer must be made in a writing received by the Corporation at least five business days before the next ensuing July 1. The Corporation may require, and in such event the notice of the Corporation's offer to purchase shares shall so specify, that all tenders of shares of Series B Preferred Stock shall be accompanied by the certificates for the shares tendered, together with evidence, satisfactory to the Corporation, of the right of the holders thereof to sell the same to the Corporation.

          If the aggregate number of shares of Series B Preferred Stock tendered for sale in any year exceeds 1500 shares, the Corporation shall allocate its purchases among the holders of the shares so tendered as nearly as possible on a pro rata basis, on the basis of the total of 1) the number of shares of Series B Preferred Stock owned of record at the close of business on the previous June 15 and 2) the number of shares theretofore tendered to and purchased by the Company pursuant to this paragraph (d), by each of the several shareholders tendering shares.

          If the aggregate number of shares tendered for sale as aforesaid in any year is less than 1500 shares, the Corporation's obligation in respect of such Purchase Fund for such year shall be discharged by the purchase of the shares tendered, and the fact that the remainder of the 1500 shares are not tendered or purchased shall not increase the number of shares of Series B Preferred Stock to be purchased in subsequent years.

        The Corporation shall not make any offer to purchase shares of Series B Preferred Stock pursuant to the Purchase Fund at any time when dividends are in arrears on any shares of Cumulative Preferred Stock. If in any year the full purchase obligation of the Corporation shall not have been satisfied by the making and carrying out of a purchase offer, any deficiency in the satisfaction of the Corporation's obligations under the Purchase Fund shall be made good, in the manner hereinafter in this paragraph set forth, before any dividends shall be paid on, or declared and set apart for, any shares of Common Stock of the Corporation or any shares of any class of stock ranking junior to the Cumulative Preferred Stock or before any sums shall be applied to the purchase, redemption or other retirement of the Common Stock or any shares of any class of stock ranking junior to the Cumulative Preferred Stock. The obligation of the Corporation to offer to purchase 1,500 shares of Series B Preferred Stock in each year shall be cumulative, and, if the Corporation shall not offer to purchase such 1,500 shares of Series B Preferred Stock in any year by reason of an arrearage of dividends, it shall make a special purchase offer to purchase such shares promptly after all dividends on shares of Cumulative Preferred Stock shall have been paid, or declared and funds sufficient for the payment thereof set apart. Such special purchase offer shall state that the Corporation will purchase such shares on a date forty-five days after the date of such special purchase offer at the par value thereof, plus accrued dividends thereon to the date of purchase, and shall otherwise be upon the same terms and conditions and shall contain the same statements hereinabove in this paragraph (d) provided in respect of other offers made pursuant to the Purchase Fund.

        (e) Conversion Privileges. Shares of the Series B Preferred Stock shall not be convertible into capital stock of the Corporation of any other class or classes or of any one or more series of the same class or of another class or classes.

         (f) Cancellation of Shares. All shares of Series B Preferred Stock at any time redeemed pursuant to paragraph (b) hereof or purchased by the Corporation pursuant to the Purchase Fund as set forth in paragraph (d) hereof shall forthwith be retired and cancelled, and may not be reissued.

         (g) Voting Rights. The holders of Series B Preferred Stock shall be entitled to vote share for share with the holders of the Common Stock in all matters requiring the vote of shareholders of the Corporation except as otherwise provided in Article Third of the Corporation's Restated Certificate of Incorporation as amended.

         (h) Dividend Restriction. So long as any shares of the New Preferred Stock shall be outstanding, the Corporation shall not declare or pay any dividends on any shares of Common Stock or any other class ranking junior as to dividends to the New Preferred Stock (other than dividends payable in shares ranking junior, as to dividends and assets in liquidation, to the New Preferred Stock) or make any other distribution on any shares of such junior stock, or make any expenditures for the purchase, redemption or other retirement for a consideration of shares of the Corporation's stock of any class ranking junior as to assets in liquidation to the New Preferred Stock (other than in exchange for, or from the proceeds of any substantially concurrent sale made of, other shares of stock of the Corporation ranking junior to the New Preferred Stock as to dividends and assets in liquidation), if the aggregate amount of all such dividends, distributions and expenditures paid or made by the Corporation after December 31, 1971, would exceed the aggregate amount of the Corporation's net income available for dividends on junior stock accumulated after December 31, 1971, by the Corporation plus the sum of $3,000,000.

    IN WITNESS WHEREOF, South Jersey Gas Company has caused this Certificate to be signed on its behalf by its President and its corporate seal to be affixed and attested by its Secretary this 10th day of July, 1972.

                                        SOUTH JERSEY GAS COMPANY

[Corporate Seal]
                                           By  W.A. Gemmel
                                                      President


ATTEST:

   E. S. KEEPERS, JR.
                Secretary

STATE OF NEW JERSEY )
                    ) ss.:
COUNTY OF ATLANTIC  )

     BE IT REMEMBERED, that on this 10th day of July, 1972, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared
E. S. Keepers, Jr., Secretary of South Jersey Gas Company, the corporation named in and which executed the foregoing certificate, who, being by me duly sworn according to law, does depose and say and make proof to my satisfaction that he is the Secretary of said corporation; that the seal affixed to said certificate is the corporate seal of said corporation, the same being well known to him; that it was affixed by order of said corporation; the same being well known to him; that it was affixed by order of said corporation; that W. A. Gemmel is the President of said corporation; that he saw the said W. A. Gemmel as such President sign said certificate and affix said seal thereto and deliver said certificate, and heard him declare that he signed, sealed and delivered such certificate as the voluntary act and deed of said corporation, by its order and by authority of its Board of Directors; and that the said E. S. Keepers, Jr., signed his name thereto at the same time as subscribing witness.

                                                E. S. KEEPERS, JR.
                                                E. S. Keepers, Jr.

Subscribed and sworn to before   )
  me the day and year aforesaid. )

     DANIEL C. HAUSCHILD
  Notary Public of New Jersey

  My commission expires July 29, 1976

                    [STATE SEAL OF NEW JERSEY APPEARS HERE]


                        I, the Secretary of State of the State of New Jersey, do hereby Certify that the foregoing is a true copy of Certificate of Amendment of SOUTH JERSEY GAS COMPANY.




_______________________________ and the endorsements thereon, as the same is taken from and compared with the original filed in my office on the 10th day of July A.D. 1972, and now remaining on file and of record therein.

                        In Testimony Whereof, I have hereunto set my hand and
[SEAL APPEARS HERE]       affixed my Official Seal at Trenton, this 10th day of
                          July A.D. 1972


                                           /s/ Robert M. Falcey
                                           -------------------------------------
                                                    ASSISTANT Secretary of State